RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - BALANCED FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                               AFFIRMATIVE                                       WITHHOLD
    Kathleen Blatz                           2,283,145,063.02                                  72,974,411.99
    Arne H. Carlson                          2,279,111,104.96                                  77,008,370.05
    Patricia M. Flynn                        2,286,681,820.81                                  69,437,654.20
    Anne P. Jones                            2,280,592,374.83                                  75,527,100.18
    Jeffrey Laikind                          2,284,362,067.44                                  71,757,407.57
    Stephen R. Lewis, Jr.                    2,286,085,043.21                                  70,034,431.80
    Catherine James Paglia                   2,286,173,180.47                                  69,946,294.54
    Vikki L. Pryor                           2,286,458,431.51                                  69,661,043.50
    Alan K. Simpson                          2,277,086,886.62                                  79,032,588.39
    Alison Taunton-Rigby                     2,286,067,841.04                                  70,051,633.97
    William F. Truscott                      2,285,157,545.66                                  70,961,929.35

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,230,799,723.05            71,209,361.49           54,110,390.47                  0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,246,805,517.05            57,270,813.15           52,043,144.81                  0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,244,592,158.67            55,355,807.01           56,171,509.33                  0.00


TEN PERCENT LIMITATION IN SINGLE ISSUER

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,237,391,906.60            61,085,195.87           57,642,372.54                  0.00


LENDING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,248,294,512.22            62,435,096.02           45,389,866.77                  0.00


BORROWING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 2,222,049,319.99            75,336,210.87           58,733,944.15                  0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                               AFFIRMATIVE                                       WITHHOLD
    Kathleen Blatz                           1,949,041,681.05                                  54,381,453.74
    Arne H. Carlson                          1,943,460,483.47                                  59,962,651.32
    Patricia M. Flynn                        1,950,815,900.70                                  52,607,234.09
    Anne P. Jones                            1,944,271,201.22                                  59,151,933.57
    Jeffrey Laikind                          1,946,958,442.67                                  56,464,692.12
    Stephen R. Lewis, Jr.                    1,949,252,700.95                                  54,170,433.84
    Catherine James Paglia                   1,950,532,823.93                                  52,890,310.86
    Vikki L. Pryor                           1,950,871,995.70                                  52,551,139.09
    Alan K. Simpson                          1,940,110,644.09                                  63,312,490.70
    Alison Taunton-Rigby                     1,950,024,160.95                                  53,398,973.84
    William F. Truscott                      1,949,789,197.85                                  53,633,936.94

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,915,796,282.43            55,272,929.07           32,353,923.29                  0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,921,146,114.87            47,713,130.35           34,563,889.57                  0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,921,103,337.89            47,356,647.67           34,963,149.23                  0.00


TEN PERCENT LIMITATION IN SINGLE ISSUER

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,915,276,499.37            53,530,126.57           34,616,508.85                  0.00


LENDING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,918,400,213.10            56,577,867.12           28,445,054.57                  0.00


BORROWING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                 1,900,915,269.43            65,131,047.84           37,376,817.52                  0.00